Exhibit 10.33

FIRST AMENDMENT TO DEVELOPMENT MANAGEMENT AGREEMENT

(Concord Naval Weapons Station)

THIS FIRST AMENDMENT TO DEVELOPMENT MANAGEMENT AGREEMENT (CONCORD NAVAL WEAPONS STATION) (this “Amendment”), dated as of April 13, 2017, is made by and between LENNAR CONCORD, LLC, a Delaware limited liability company (“Lennar Concord”), and TSC MANAGEMENT CO., LLC, a Delaware limited liability company (“Manager”). Lennar Concord and Manager are sometimes referred to herein, individually, as a “Party” and, collectively, as the “Parties”.

RECITALS

A.    Lennar Concord and Manager have entered into that certain Development Management Agreement (Concord Naval Weapons Station), dated as of July 2, 2016 (the “Agreement”), in connection with Manager’s provision of certain management services to Lennar Concord with respect to Lennar Concord’s development of a mixed-use project on certain portions of the former Concord Naval Weapons Station, all as more particularly set forth in the Agreement. Any capitalized term set forth but not defined herein shall have the meaning ascribed to such term in the Agreement.

B.    Manager is Controlled by Five Point Operating Company, LLC, a Delaware limited liability company (“Opco”).

C.    Opco intends to lease from Concord Center Investors, LLC, a Delaware limited liability company (or its successor under the Lease (as defined below), “Landlord”), 2,421 rentable square feet of space commonly known as Suite 1520 located on the fifteenth (15th) floor of the building located at 2300 Clayton Road, Concord, California pursuant to that certain One Concord Center Office Lease (the “Lease”) for use as an office for Manager in connection with Manager’s performance of the Services under the Agreement. Opco (or its Affiliate assignee of the Lease or any other Person to whom it assigns the Lease with the Approval of Lennar Concord) shall be referred to herein as “Tenant”.

D.    Lennar Concord and Manager desire to amend the Agreement on the terms and conditions set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the mutual undertakings and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.    Management Office Lease.

a.    Lennar Concord shall pay to Manager (or, at the election of Manager, to Tenant) for the period that ends, unless extended on the request of Manager and Approved by Lennar Concord, on the earlier of (I) the Termination Date (as defined in the Lease); and (II) the effective date of the termination of the Lease for any reason: (i) all amounts due and payable to Landlord under the Lease at its execution (including any initial rental due thereunder) concurrent with Tenant’s execution of the Lease; (ii) all monthly rental and other recurring amounts due and owing from Tenant under the Lease prior to the first day of each month; (iii) any Termination Fee (as defined in the Lease); (iv) any other cost of early termination of the Lease on or before the date due under the Lease; (v) all other payments due and owing from Tenant under the Lease that have not otherwise been paid under the foregoing on or before the date due under the Lease; provided, however, that, except as otherwise Approved by Lennar Concord, the aggregate amount paid therefor by Lennar Concord each year shall not exceed the aggregate budgeted amount therefor as a line item in the Budget Approved by Lennar Concord; and (vi) all out of pocket costs and expenses Approved by Lennar Concord from time to time that have been incurred by Manager with respect to the execution and performance of the Lease (including legal fees in connection therewith) promptly following Manager’s submission of reasonably detailed invoices therefor; in each case notwithstanding any termination of the Agreement for any reason, including an election of Lennar Concord not to continue to pursue the Project, and, with respect to amounts under clause (iv), (v) or (vi) above, except to the extent any such amount is incurred by Tenant or Manager due to the breach or default under the Lease not caused by acts or omissions of Lennar Concord (e.g., a failure to pay amounts due to Manager hereunder), as to which Manager (or Tenant) shall be solely responsible. Manager shall promptly return to Lennar Concord any such payment due and owing to Landlord to the extent Manager or Tenant has not made or does not make a corresponding payment in the same amount to the Landlord. If Lennar Concord (a) assigns its rights under that certain Amended and Restated Agreement to Negotiate between Lennar Concord and the City of Concord dated as of July 12, 2016 (the “ENA”) to Opco (or its Affiliate) and the City of Concord consents to such assignment (to the extent such consent is required) or (b) Opco (or its Affiliate) enters into or is assigned the DDA (as defined in the ENA) and the City of Concord consents to such assignment (to the extent such consent is required), then the obligation of Lennar Concord to pay or otherwise reimburse Manager for amounts due and owing under the Lease shall cease and terminate for the period from and after the effective date of such assignment and consent or DDA. For amounts to be reimbursed under this Section 1(a), such reimbursement shall be made to Manager pursuant to the terms of section 5.2.3 of the Agreement. Manager acknowledges and agrees that all funds paid to Manager by Lennar Concord pursuant to this Section 1(a) to be paid directly to Landlord shall be considered trust funds and utilized solely for purposes of paying rent and other expenses under the Lease in accordance herewith (for the avoidance of doubt, reimbursements of costs previously paid by Manager or Tenant or their Affiliates shall not be considered trust funds and may be utilized by Manager (or such other Person) in its sole discretion). Manager shall (or shall cause Tenant to) terminate the Lease at any time (including pursuant to the Early Termination Right, as defined therein) upon not less than thirty (30) days advance written notice therefor from Lennar Concord; provided, however, that in the event Lennar Concord provides such notice, Manager may elect in its sole and absolute discretion not to terminate the Lease, in which case Lennar Concord shall have no responsibility for any further payments pursuant to this Section 1(a) commencing as of the expiration of such advance notice period, except for any payments due from Lennar Concord pursuant to this Section 1(a) that relate to the period prior to the expiration of such advance notice period. For the avoidance of doubt, Tenant shall be permitted to terminate the Lease as of the Termination Date in the event that Manager does not extend the term of this Section 1(a), with the Approval of Lennar Concord, as provided above.

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b.    Lennar Concord shall cause Lennar concurrently herewith provide a guaranty of Lennar Concord’s payment obligations pursuant to Section 1(a) in the form attached hereto as Exhibit A.

c.    Upon expiration or earlier termination of the Agreement, if the Lease remains in full force and effect, Manager and Lennar Concord shall each use commercially reasonable efforts to assign Tenant’s rights under the Lease to Lennar Concord or its designee Controlled by Lennar or otherwise provide access to the premises thereof to such Person under such arrangements therefor as shall be Approved by Manager, Lennar Concord and, to the extent required, Landlord.

2.    Clarifications and Other Amendments.

a.	The phrase “(provided that such Project Team member has during the immediately prior six (6) month period (or the period during which such Project Team member has worked for Manager or its Employer Affiliate if shorter than six (6) months) spent at least 75% of his or her working hours performing the Services hereunder)” shall be inserted following the phrase “Project Team” in section 6.3.5 of the Agreement.

b.	The phrase “by Manager or Lennar” in section 6.3.6 of the Agreement shall be deleted in its entirety and replaced with “by Manager or Lennar Concord”.

c.	In phrase “through a separate project specific policy” shall be inserted following the phrase “errors and omissions insurance coverage” in section 9.1.4 of the Agreement.

d.	In the second to the last line of section 12.15 of the Agreement, the word “unless” shall be deleted and replaced with the word “if”.

3.    Miscellaneous.

a.    No Conflicts. Except as expressly provided herein, the Agreement shall remain in full force and effect. In the event of any conflict or inconsistency between any provision of this Amendment and any provision of the Agreement, this Amendment shall govern and control.

b.    Ratification. The Agreement, as amended hereby, is and shall remain in full force and effect in accordance with its terms and is hereby ratified and confirmed in all respects. The execution and delivery of this Amendment shall not operate as a waiver of or, except as expressly set forth herein, an amendment of any right, power or remedy of either party in effect prior to the date hereof. All references in the Agreement to “Agreement” shall be deemed references to the Agreement as amended by this Amendment.

c.    Counterparts. This Amendment may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed an original, and all of which together shall constitute one and the same instrument. This Amendment shall become effective when the Parties have duly executed and delivered signature pages of this Amendment

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to each other. Delivery of this Amendment may be effectuated by hand delivery, mail, overnight courier or electronic communication (including by PDF sent by electronic mail, facsimile or similar means of electronic communication). Any signatures (including electronic signatures) delivered by electronic communication shall have the same legal effect as physically delivered original signatures.

d.    Authority. Each Party represents to the other Party that the individual executing this Amendment on behalf of such Party holds the office and/or position in the applicable Entity reflected on the signature block for such individual, and has full right and power and has been duly and legally authorized to act on behalf of such Entity in executing and entering into this Amendment on behalf of such Party.

e.    Governing Law. The internal laws of the State of California (without reference to the rules regarding conflict or choice of laws of the State of California) shall govern this Amendment.

[Signature Page Follows]

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IN WITNESS WHEREOF, Lennar Concord and Manager have caused this Amendment to be executed as of the Effective Date.

LENNAR CONCORD:	LENNAR CONCORD, LLC, a Delaware limited liability company

	By:	Lennar Homes of California, Inc.
a California corporation
its sole member

	By:	/s/ Jonathan M. Jaffe
Name: Jonathan M. Jaffe
Title: Vice President

MANAGER:	TSC MANAGEMENT CO., LLC, a Delaware limited liability company

	By:	/s/ Ivy Greaner
Name: Ivy Greaner
Title: Vice President

Signature Page to First Amendment to Concord DMA

EXHIBIT A

FORM OF LENNAR GUARANTY

GUARANTY AGREEMENT

(Concord Naval Weapons Station)

This GUARANTY AGREEMENT (Concord Naval Weapons Station) (this “Guaranty”), dated as of April 13, 2017 (the “Effective Date”), is given by LENNAR CORPORATION, a Delaware corporation (the “Guarantor”), in favor of TSC MANAGEMENT CO., LLC, a Delaware limited liability company (“Manager”). Capitalized terms used in this Guaranty and not expressly otherwise defined herein shall have the meanings set forth for those terms in the Agreement (as defined below).

Factual Background

A.    Reference is made to that certain Development Management Agreement (Concord Naval Weapons Station) dated as of July 2, 2016 (the “Original Agreement”), as amended by that certain First Amendment Development Management Agreement (Concord Naval Weapons Station), dated as of even date herewith (the “First Amendment” and, together with the Original Agreement, as further amended from time to time, the “Agreement”), executed by and between Manager and Lennar Concord, LLC, a Delaware limited liability company (“Lennar Concord”).

B.    Pursuant to the First Amendment, Lennar Concord agreed to certain payment obligations as more particularly described in the First Amendment.

C.    Guarantor is an affiliate of Lennar Concord and will benefit from the performance of the mutual covenants set forth in the Agreement and accordingly is agreeing to provide this Guaranty.

Guaranty

1.    Guaranty and Agreement. Guarantor absolutely, irrevocably, and unconditionally guarantees the full and punctual performance and completion by Lennar Concord of, and agrees to perform to the extent Lennar Concord does not do so, Lennar Concord’s payment obligations under section 1(a) of the First Amendment as and when required pursuant to the terms of the Agreement (the “Obligations”). Guarantor shall assume responsibility for and shall fully perform all of the Obligations, at Guarantor’s sole cost and expense, promptly on receiving written notice from Manager that Lennar Concord has failed to perform any Obligations. Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any Insolvency Proceeding (as defined below) shall have stayed the accrual or collection of any of the Obligations or acted as a discharge thereof). Guarantor agrees that its guarantee hereunder is continuing in nature and applies to all Obligations, whether currently existing or hereafter incurred.

2.    Manager’s Remedies. If Guarantor fails to promptly perform its obligations under Section 1 above, Manager shall immediately have the right to bring any action at law or in equity or both, or commence any reference or arbitration proceeding to compel Guarantor to perform its obligations under Section 1 above, and to collect compensation for all loss, cost, damage, injury and expense that may be sustained or incurred by Manager as a direct or indirect consequence of Guarantor’s failure to perform those obligations, including interest at an interest rate of ten percent (10%) per annum. Manager from time to time may bring such an action or commence such a reference or arbitration proceeding, regardless of whether Manager has first required performance by Lennar Concord or whether Manager has exhausted any or all security for the Obligations.

3.    Rights of Manager. Guarantor authorizes Manager to perform any or all of the following acts at any time in its sole and absolute discretion, all without notice to Guarantor and without affecting Guarantor’s obligations under this Guaranty:

3.1 Subject to any consents needed from Lennar Concord pursuant to the terms of the Agreement, Manager may alter any terms or conditions of the Agreement or any part of it;

3.2 Manager may take and hold security for the Obligations, exchange, waive or release any or all such security (with or without consideration) or enforce or apply such security and direct the order and manner of any sale thereof in its sole discretion;

3.3 Manager may release Lennar Concord from its liability under the Agreement; and

3.4 Manager may substitute, add or release any one or more guarantors for the Obligations.

Without limiting the foregoing, Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, or amended or modified, without notice to or further assent from it, and that it will remain bound upon this Guaranty notwithstanding any extension, renewal, amendment or modification of any Obligation.

4.    Guaranty to be Absolute. Guarantor expressly agrees that, until the Obligations are fully paid and performed in accordance with the Agreement and each and every term, covenant, and condition of this Guaranty is fully performed, Guarantor shall not be released by or because of, and the obligations of Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination because of:

4.1 Any act or event that might otherwise discharge, reduce, limit, or modify Guarantor’s obligations under this Guaranty;

4.2 Any waiver, extension, modification, forbearance, delay, or other act or omission of Manager, or its failure to proceed promptly or otherwise as against Lennar Concord, Guarantor or any security, including any release of, or any impairment of, or failure to perfect any lien on or security interest in, any security held by Manager for the Obligations;

4.3 Any action, omission or circumstance which might increase the likelihood that Guarantor may be called upon to perform under this Guaranty or which might affect the rights or remedies of Guarantor as against Lennar Concord;

4.4 Any dealings occurring at any time between Lennar Concord, on the one hand, and Manager, on the other, whether relating to the Obligations or otherwise; or

4.5 Any action of Manager described in Section 3 above.

Guarantor hereby acknowledges that absent this Section 4, Guarantor might have a defense to the enforcement of this Guaranty as a result of one or more of the foregoing acts, omissions, agreements, waivers, or matters. Guarantor hereby expressly waives and surrenders any defense to any liability under this Guaranty based upon any of such acts, omissions, agreements, waivers, or matters. It is the express intent of Guarantor that Guarantor’s obligations under this Guaranty are and shall be absolute, unconditional, and irrevocable.

5.    Guarantor’s Waivers. Guarantor waives:

5.1 All statutes of limitations as a defense to any action or proceeding brought against Guarantor by Manager, to the fullest extent permitted by law;

5.2 Any right it may have to require Manager to proceed against Lennar Concord, proceed against or exhaust any security held from Lennar Concord, or pursue any other remedy in Manager’s power to pursue;

5.3 Any defense based on any claim that Guarantor’s obligations exceed or are more burdensome than those of Lennar Concord;

5.4 Any defense based on: (a) any legal disability of Lennar Concord or the invalidity, illegality or unenforceability of the Obligations or any part thereof or any impossibility of performance of the Obligations; (b) any release, discharge, modification, impairment or limitation of the liability of Lennar Concord to Manager from any cause, whether consented to by Manager or arising by operation of law or from any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships, including any proceeding under the Bankruptcy Reform Act of 1978, as amended or recodified (the “Bankruptcy Code”), or under any other present or future state or federal law regarding bankruptcy, reorganization or other relief to debtors (any such proceeding referred to as an “Insolvency Proceeding”); or (c) any rejection or disaffirmance of the Obligations, or any part of any of them, or any security held for any of them, in any such Insolvency Proceeding;

5.5 Any defense based on any action taken or omitted by Manager in any Insolvency Proceeding involving Lennar Concord, including any election to have Manager’s claim allowed as being secured, partially secured or unsecured, any extension of credit by Manager to Lennar Concord in any Insolvency Proceeding, and the taking and holding by Manager of any security for any such extension of credit;

5.6 All presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of intention to accelerate, notices of acceleration, notices of default, notices of dishonor, notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional indebtedness, and demands and notices of every kind, except for any demand or notice by Manager to Guarantor expressly provided for in Section 1 above;

5.7 Any defense based on or arising out of any defense that Lennar Concord may have to the payment or performance of the Obligations or any part of them;

5.8 Any defense based on any lack of authority of the officers, directors, partners, members, or agents acting or purporting to act on behalf of Lennar Concord or any principal of Lennar Concord or any defect in the formation of Lennar Concord or any principal of Lennar Concord; and

5.9 Any defense based on or arising out of any action of Manager described in Section 3 or Section 4 above.

6.    Waivers of Subrogation and Other Rights and Defenses.

6.1 Upon a breach or default by Lennar Concord under the Agreement, Manager in its sole and absolute discretion, without prior notice to or consent of Guarantor, may elect to: (a) compromise or adjust the Obligations or any part of them or make any other accommodation with Lennar Concord or Guarantor; or (b) exercise any other remedy against Lennar Concord or any security. No such action by Manager shall release or limit the liability of Guarantor, who shall remain liable under this Guaranty after the action, even if the effect of the action is to deprive Guarantor of any subrogation rights, rights of indemnity, or other rights to collect reimbursement from Lennar Concord for any sums paid or performance rendered to Manager, whether contractual or arising by operation of law or otherwise. Guarantor expressly agrees that under no circumstances shall it be deemed to have any right, title, interest or claim in or to any real or personal property to be held by Manager or any third party after any foreclosure or transfer in lieu of foreclosure of any security for the Obligations.

6.2 Regardless of whether Guarantor may have made any payments to Manager, Guarantor hereby waives: (a) intentionally deleted; (b) all rights to enforce any remedy that Manager may have against Lennar Concord; and (c) all rights to participate in any security now or later to be held by Manager for the Obligations. Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification, and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement, indemnification, and contribution Guarantor may have against Lennar Concord or against any collateral or security, shall be junior and subordinate to any rights Manager may have against Lennar Concord, and to all right, title, and interest Manager may have in any such collateral or security. If any amount shall be paid to Guarantor on account of any such subrogation, reimbursement, indemnification, or contribution rights at any time when all Obligations have not been paid or performed in full, such amount shall be held in trust for Manager and shall forthwith be paid over to Manager to be credited and applied against the Obligations, whether matured or unmatured, in accordance with the terms of the Agreement. The covenants and waivers of Guarantor contained in this Section 6.2 shall be effective until the termination of this Guaranty, and are made for the benefit of Manager, Lennar Concord, and any other Person against whom Guarantor shall at any time have any rights of subrogation, reimbursement, indemnification, or contribution with respect to Guarantor’s obligations under this Guaranty.

6.3 Guarantor waives any rights and defenses that are or may become available to Guarantor by reason of any statute governing guaranties or suretyship.

6.4 Guarantor waives any right or defense it may have at law or equity other than satisfaction of the Obligations, which may provide, among other things: that a creditor must file a complaint for deficiency within a specified period of time after a nonjudicial foreclosure sale or judicial foreclosure sale, as applicable; that a fair market value hearing must be held; and that the amount of the deficiency judgment shall be limited to the amount by which the unpaid debt exceeds the fair market value of the security, but not more than the amount by which the unpaid debt exceeds the net proceeds of the sale of the security.

6.5 No provision or waiver in this Guaranty shall be construed as limiting the generality of any other provision or waiver contained in this Guaranty.

6.6 Guarantor agrees that the payment or performance of any act which tolls any statute of limitations applicable to the Obligations shall similarly operate to toll the statute of limitations applicable to Guarantor’s liability hereunder.

7.    Revival and Reinstatement. If any payment of any Obligation is rescinded or if Manager is required to pay, return, or restore to Lennar Concord or any other Person any amounts previously paid on the Obligations because of any Insolvency Proceeding of Lennar Concord, any stop notice, or any other reason, the obligations of Guarantor hereunder shall be reinstated and revived and the rights of Manager hereunder shall continue with regard to such amounts, all as though they had never been paid.

8.    Information Regarding Lennar Concord. Before signing this Guaranty, Guarantor investigated the financial condition and business operations of Lennar Concord and such other matters as Guarantor deemed appropriate to assure itself of the ability of Lennar Concord to discharge the Obligations. Guarantor assumes full responsibility for that due diligence, as well as for keeping informed of all matters that may affect the ability of Lennar Concord to pay and perform its Obligations. Manager has no duty to disclose to Guarantor any information which Manager may have or receive about the financial condition or business operations of Lennar Concord, the condition or uses of the Property, or any other circumstances bearing on the ability of Lennar Concord to perform.

9.    Intentionally Omitted.

10.    Guarantor’s Representations and Warranties. Guarantor makes the following representations and warranties for the benefit of Manager, which shall survive the execution and delivery of this Guaranty:

10.1 All financial statements and other financial information relating to Guarantor furnished or to be furnished to Manager are or shall be, at the time furnished, true and correct in all material respects and do or shall, at the time furnished, present fairly in all material respects the financial condition of Guarantor (including all contingent liabilities);

10.2 All financial statements relating to Guarantor furnished or to be furnished to Manager comply or shall comply, at the time furnished, with all government regulations that apply;

10.3 All financial statements relating to Guarantor furnished or to be furnished to Manager were or shall be, at the time furnished, prepared in accordance with generally accepted accounting principles, consistently applied unless otherwise noted therein;

10.4 There are no claims, actions, proceedings or investigations pending against Guarantor, which, if adversely resolved, would have a material adverse impact upon Guarantor’s ability to perform its obligations hereunder. To the best of Guarantor’s knowledge, there has been no threat of any such claim, action, proceeding or investigation;

10.5 There has been no material adverse change in the business condition (financial or otherwise), operations, properties or prospects of Guarantor since the dates of the financial statements most recently furnished to Manager;

10.6 Guarantor has all requisite organizational power and authority to execute, deliver and perform all of its obligations under this Guaranty. The execution, delivery, and performance by Guarantor of this Guaranty have been duly authorized by all necessary limited liability or other organizational action. This Guaranty has been duly authorized, executed and delivered by Guarantor and constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms. No provision or obligation of Guarantor contained in this Guaranty violates any applicable law, regulation or ordinance, or any order or ruling of any court or Governing Agency. No such provision or obligation conflicts with, or constitutes a breach or default under, any agreement to which Guarantor is a party. No consent, approval or authorization of or notice of or to any Person is required in connection with Guarantor’s execution of, and performance of its obligations under, this Guaranty; and

10.7 Guarantor directly or indirectly holds material interests in Lennar Concord.

11.    Events of Default. Manager may declare Guarantor to be in default under this Guaranty upon the occurrence of any of the following events (each an “Event of Default”), following written notice to Guarantor and ten (10) days opportunity to cure (provided, however, that there shall be no cure with respect to matters set forth in Sections 11.2, 11.4 and 11.5):

11.1 Guarantor fails to perform any of its obligations under this Guaranty as and when required;

11.2 Guarantor purports to revoke this Guaranty or this Guaranty becomes ineffective for any reason other than the full performance of the Obligations or the termination hereof;

11.3 Any representation or warranty made or given by Guarantor to Manager was false or misleading in any material respect when made, or, once made, becomes false or misleading in any material respect due to later occurring circumstances and Guarantor fails to give prompt notice thereof to Manager;

11.4    Guarantor becomes insolvent or the subject of any Insolvency Proceeding; provided, however, that an involuntary Insolvency Proceeding shall not be considered an Event of Default hereunder if it is either (a) consented to in writing by Manager, or (b) has been dismissed within one hundred eighty (180) days of the filing thereof; or

11.5    Guarantor dissolves or liquidates.

12.    Additional and Independent Obligations. Guarantor’s obligations under this Guaranty are in addition to its obligations under any other existing or future guaranties, each of which shall remain in full force and effect until it is expressly modified or released in a writing signed by Manager. Guarantor’s obligations under this Guaranty are independent of those of Lennar Concord with respect to the Obligations. Manager may bring a separate action, or commence a separate reference or arbitration proceeding against Guarantor without first proceeding against Lennar Concord, any other Person or any security that Manager may hold, and without pursuing any other remedy.

13.    No Waiver; Consents; Cumulative Remedies. Each waiver by Manager shall be in writing, and no waiver shall be construed as a continuing waiver. No waiver shall be implied from Manager’s delay in exercising or failure to exercise any right or remedy against Lennar Concord, Guarantor or any security. Consent by Manager to any act or omission by Lennar Concord or Guarantor shall not be construed as a consent to any other or subsequent act or omission, or as a waiver of the requirement for Manager’s consent to be obtained in any future or other instance. All remedies of Manager against Lennar Concord and Guarantor are cumulative.

14.    Survival. This Guaranty shall remain in full force and effect and shall survive the exercise of any remedy by Manager under the Agreement.

15.    Successors and Assigns. The terms of this Guaranty shall bind and benefit the successors and assigns of Manager and Guarantor, including any assignee of Manager’s interest in the Agreement; provided, however, that Guarantor may not assign this Guaranty, or assign or delegate any of its rights or obligations under this Guaranty, without the prior written consent of Manager in each instance.

16.    Notices. All notices given under this Guaranty shall be in writing and be given by personal delivery, overnight receipted courier (such as Federal Express), or by registered or certified United States mail, postage prepaid, at the following addresses:

If to Manager:	TSC Management Co., LLC
One Sansome Street, Suite 3200
San Francisco, California 94104
Attention: Kofi Bonner
Facsimile: 415.995.1778

with a copy to:

TSC Management Co., LLC
25 Enterprise, Suite 300
Aliso Viejo, California 92656
Attention: Legal Notices

and a copy to:	Paul Hastings LLP
101 California Street, 48th Floor
San Francisco, California 94111
Attention: David A. Hamsher
Facsimile: 415.856.7123

If to Guarantor:	Lennar Corporation
25 Enterprise Drive, Suite 400
Aliso Viejo, California 92656
Attention: Jon Jaffe
Joan Mayer

with copies to:
Lennar Corporation
700 NW 107th Avenue
Miami, Florida 33172
Attention Mark Sustana, General Counsel

and a copy to:
Bilzin Sumberg Baena Price & Axelrod LLP
1450 Brickell Avenue, Suite 2300
Miami, Florida 33131
Attn: Steven D. Lear, Esq.
Facsimile: 305.351.2232

Notices shall be effective upon the first to occur of receipt, when proper delivery is refused, or the expiration of forty-eight (48) hours after deposit in registered or certified United States mail as described above. Addresses for notice may be changed by any party by notice to any other party in accordance with this Section. If Guarantor consists of more than one party, service of any notice on any one Guarantor signing this Guaranty shall be effective service on Guarantor for all purposes.

17.    Rules of Construction.    In this Guaranty, the words “Lennar Concord” includes both Lennar Concord and any other Person who at any time assumes or otherwise becomes primarily liable for all or any part of the Obligations of Lennar Concord under the Agreement. If this Guaranty is executed by more than one person, the word “Guarantor” includes all such persons. The word “include(s)” means “include(s), without limitation,” and the word “including” means “including, but not limited to.” When the context and construction so require, all words used in the singular shall be deemed to have been used in the plural and vice versa. No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Guaranty. All headings appearing in this Guaranty are for convenience only and shall be disregarded in construing this Guaranty.

18.    Governing Law; Submission to Jurisdiction.

18.1    This Guaranty and the rights and obligations of the parties hereunder, and any claim, controversy or dispute arising under or related to this Guaranty, shall be governed by, and construed in accordance with, the laws of the State of California.

18.2    Each party hereto consents to the non-exclusive jurisdiction of the federal and state courts within the County of San Francisco in the State of California with regard to any action or proceeding arising out of or relating to this Guaranty.

19.    Costs and Expenses. If any lawsuit, reference, or arbitration is commenced which arises out of, or which relates to this Guaranty, the prevailing party shall be entitled to recover from each other party such sums as the court, referee, or arbitrator may adjudge to be reasonable attorneys’ fees (including allocated costs for services of in-house counsel) in the action or proceeding, in addition to costs and expenses otherwise allowed by law. In all other situations, including any Insolvency Proceeding involving Guarantor or Lennar Concord as the debtor, Guarantor agrees to pay all of Manager’s costs and expenses, including attorneys’ fees (including allocated costs for services of Manager’s in-house counsel), incurred in any effort to collect or enforce the Obligations or any part of the Obligations or any term of this Guaranty. From the time(s) incurred until paid in full to Manager, all sums shall bear interest at an interest rate of ten percent (10%) per annum.

20.    Consideration. Guarantor acknowledges that it expects to benefit from Manager’s performance of its obligations under the Agreement because of its relationship to Lennar Concord, and that it is executing this Guaranty in consideration of that anticipated benefit.

21.    Enforceability. Guarantor acknowledges that Guarantor has had adequate opportunity to carefully read this Guaranty and to seek and receive legal advice from skilled legal counsel of Guarantor’s choice in the area of financial transactions of the type contemplated herein prior to signing it. Guarantor hereby acknowledges that: (a) the obligations undertaken by Guarantor in this Guaranty are complex in nature; (b) numerous possible defenses to the enforceability of these obligations may presently exist and/or may arise hereafter; and (c) as part of Manager’s consideration for entering into the Agreement, Manager has specifically bargained for the waiver and relinquishment by Guarantor of all such defenses. Given all of the above, Guarantor does hereby represent and confirm to Manager that Guarantor is fully informed regarding, and that Guarantor does thoroughly understand: (i) the nature of such possible defenses; (ii) the circumstances under which such defenses may arise; (iii) the benefits which such defenses might confer upon Guarantor; and (iv) the legal consequences to Guarantor of waiving such defenses. Guarantor acknowledges that Guarantor makes this Guaranty with the intent that this Guaranty and all of the informed waivers herein shall each and all be fully enforceable by Manager, and that Manager was induced to enter into the Agreement in material reliance upon the presumed full enforceability hereof.

22.    Miscellaneous. This Guaranty may be executed in counterparts, and all counterparts shall constitute but one and the same document. The illegality or unenforceability of one or more provisions of this Guaranty shall not affect any other provision. Time is of the essence in the performance of this Guaranty by Guarantor.

23.    Integration; Modifications. This Guaranty (a) integrates all the terms and conditions mentioned in or incidental to this Guaranty, (b) supersedes all oral negotiations and prior writings with respect to its subject matter, and (c) is intended by Guarantor and Manager as the final expression of the agreement with respect to the terms and conditions set forth in this Guaranty and as the complete and exclusive statement of the terms agreed to by Guarantor and Manager. This Guaranty may not be modified except in a writing signed by both Manager and Guarantor. No course of prior dealing, usage of trade, parol or extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms hereof.

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IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the Effective Date.

GUARANTOR:

LENNAR CORPORATION, a Delaware corporation

By:	/s/ Jonathan M. Jaffe
Name:	Jonathan M. Jaffe
Title:	Vice President

Agreed and Accepted:

TSC MANAGEMENT CO., LLC,

a Delaware limited liability company

By:	/s/ Ivy Greaner
Name: Ivy Greaner
Title: Vice President